UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 1, 2019
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2019-2020 Catastrophe Excess of Loss Reinsurance Program

General. FedNat Holding Company (the “Company”) has agreed to the terms of its excess of loss catastrophe reinsurance program for 2019-2020 (the “Program”), which covers the Company and its wholly-owned insurance subsidiaries, FedNat Insurance Company (“FNIC”) and Monarch National Insurance Company (“Monarch”). The Program also covers Maison Insurance Company (“Maison”), which the Company does not now own, but which is the target of the Company’s previously announced acquisition (see Item 8.01 below for additional information), which remains subject to receipt of regulatory approvals and satisfaction of closing conditions. FNIC, Monarch and Maison are collectively referred to herein as the “carriers.” The Program provides approximately $1.28 billion of single-event reinsurance coverage in excess of a $27 million retention for catastrophic losses, including hurricanes, and aggregate coverage of $1.84 billion, at an approximate total cost of $204.7 million. In terms of the ceded premium to gross written premium ratio, the Program is expected to result in ceded premium of 30.5%, an increase of 2.3 points or 8.1% from 28.2% for the carriers’ 2018-2019 reinsurance programs on a combined basis including Maison, for comparative purposes. More information regarding the Program is provided below. See “Allocation Methodology and Projected Amounts” for the break-out of reinsurance coverage and related costs by legal entity.

Given the pending acquisition of Maison, the Company and 1347 Property Insurance Holdings, Inc., (“PIH”) have agreed to combine FNIC, Monarch, and Maison under a single reinsurance program allowing the carriers to capitalize on efficiencies, spread of risk and scale. Reflecting FNIC’s and Monarch’s underwriting and exposure management, the Company has experienced an overall decrease in policy count, total insured value and catastrophe modeled losses in Florida, with premiums written remaining fairly level over the past twelve months due to recent rate increases. These rate increases were made necessary by the negative impact of assignments of benefits (“AOB”) in Florida. Even including Maison into the combined tower this year, the Company is purchasing slightly less first event limit, but approximately $147 million more aggregate limit is being purchased from private market reinsurance protection due to the Company’s decreasing Florida exposure resulting in less Florida Hurricane Catastrophe Fund (“FHCF”) coverage for the 2019-2020 wind season. Overall, the Company has maintained the same reinsurance purchasing methodology and equivalent rigor of protection as previous years. While FNIC’s Florida exposure has slightly decreased, FNIC’s non-Florida exposure (in Louisiana, Texas, South Carolina, and Alabama) has continued to increase in policy count, total insured value and written premium. Upon the closing of the acquisition of Maison, our Louisiana and Texas exposure will increase further, resulting in a greater spread of risk outside of Florida, which benefits the Company in its overall reinsurance purchase.

The combined FNIC, Monarch and Maison private market excess of loss treaties, covering both Florida and non-Florida exposures, become effective July 1, 2019 and all private layers have prepaid automatic reinstatement protection, which affords the carriers additional coverage for subsequent events. This private market excess of loss treaty structure breaks coverage into layers, with a cascading feature such that substantially all layers attach after $20 million in losses for FNIC, $5 million in losses for Maison and $2 million in losses for Monarch. If the aggregate limit of the preceding layer is exhausted, the next layer drops down (cascades) in its place. Additionally, any unused layer protection drops down for subsequent events until exhausted. The overall reinsurance Program is with reinsurers that currently have an A.M. Best Company or Standard & Poor’s rating of “A-” or better, or have fully collateralized their maximum potential obligations in dedicated trusts.

As indicated above, FNIC, Monarch and Maison’s combined 2019-2020 reinsurance Program is estimated to cost $204.7 million. This amount includes approximately $162.2 million for private reinsurance for the carriers’ exposure described above, including prepaid automatic premium reinstatement protection, along with approximately $42.5 million payable to the FHCF. The combination of private and FHCF reinsurance treaties will afford FNIC, Monarch, and Maison approximately $1.84 billion of aggregate coverage with a maximum single event coverage totaling approximately $1.28 billion, exclusive of retentions. Each carrier will pay directly its allocated portion of the aggregate premium cost, as described below.

Allocation Methodology and Projected Allocated Amounts. The allocation methodology by which FNIC, Monarch and Maison will determine their share of the premium and distribution of reinsurance recoveries under the combined reinsurance tower is based on catastrophe loss modeling of the separate books of business. Each carrier will share the combined program cost in proportion to its contribution to the total expected loss in each reinsurance layer. Each carrier’s reinsurance recoveries will be based on that carrier’s contributing share of a given event’s total loss. Both FNIC and Monarch maintained their FHCF participation at 75% for the 2019 hurricane season, and Maison increased its FHCF participation to 90%. FNIC’s single event pre-tax retention for a catastrophic event in Florida is $20 million, consistent with the Company’s 2018-2019 reinsurance program. Monarch’s single event pre-tax retention for a catastrophic event is $2 million, down from the Company’s 2018-2019 reinsurance program. Maison’s single event pre-tax retention for a catastrophic event is $5 million.

The insurance carriers’ cost and amounts of reinsurance are based on current analysis of exposure to catastrophic risk. The data is subjected to exposure level analysis at various dates through December 31, 2019. This analysis of the carriers’ exposure level in relation to the total exposures to the FHCF and excess of loss treaties may produce changes in retentions, limits and reinsurance premiums in total, and by carrier, as a result of increases or decreases in the carriers’ exposure levels.

The following table summarizes the reinsurance coverage and estimated cost of the Program to the FedNat carriers and to Maison, based on modeled information:

($ in thousands)	FNIC and Monarch	Maison	Total
Single-event limit [1]	$1,082,000	$195,000	$1,277,000
Aggregate limit [1]	$1,560,000	$282,000	$1,842,000
Program cost [2]	$162,000	$42,700	$204,700

[1]
These illustrative allocations of the single-event and aggregate limits are based on each carrier’s single-event modeled loss in proportion to the combined single-event modeled loss, all on a 1-in-130 year basis. Actual coverages will be allocated based on each carrier’s contributing share of actual storm events.

[2]
Preliminary premium allocation is based on projected exposures by reinsurance layer for each carrier. Actual allocations will be subject to adjustment for changes in relative exposure at various dates up through December 31, 2019.

FNIC’s 2019-2020 Homeowners Non-Florida Second Event Reinsurance Coverage. Under the Program, FNIC’s non-Florida excess of loss reinsurance treaties afford us an additional $18 million of coverage for a second event, which applies to hurricane losses only. The result is a non-Florida retention of $20 million for FNIC for the first event and $2 million for the second event, although these retentions are reduced to $10 million and $1 million after taking into account the profit-sharing agreement that FNIC has with the non-affiliated managing general underwriter that writes FNIC’s non-Florida property business. FNIC’s non-Florida reinsurance program cost will approximate $1.5 million for this private reinsurance.

FNIC’s 2019-2020 Homeowners Florida Quota Share Reinsurance Program. FNIC renewed its quota-share reinsurance program for 2019-2020 to be effective on July 1, 2019 on an in-force, new and renewal basis at terms generally consistent with the treaty currently in place for 2018-2019. The treaty continues to provide protection on FNIC’s Florida homeowners book of business, excluding named storms, and will be initially set at 10%, which is subject to certain limitations including, but not limited to, caps on losses associated with non-named storm catastrophe losses. In addition, this quota-share allows FNIC the flexibility to prospectively increase or decrease the cession percentage up to three times during the term of the agreement.

Item 8.01.	Other Events.

Pending Acquisition of Maison Companies

In accordance with its previously announced Equity Purchase Agreement dated February 25, 2019 (the “Purchase Agreement”) by and among the Company, PIH, Maison Managers, Inc. (“MM”), Maison, and Claimcor, LLC (“CC” and, together with MM and Maison, the “Maison Companies”), the Company has filed the required regulatory applications with the states of Florida and Louisiana. The regulatory review is ongoing and a public hearing is scheduled, as customary and required in connection with the review process by the Louisiana Department of Insurance, for July 1, 2019. Under the Purchase Agreement, if the transaction does not close on or before June 30, 2019, then the transaction closing is to occur as soon after November 30, 2019 as reasonably practicable. The Company and PIH are currently discussing the timing of closing, assuming all required regulatory approvals are in place during the third quarter of 2019.
Forward-Looking Statements

Certain statements made by FedNat Holding Company or on its behalf may contain “forward-looking statements” within the Private Securities Litigation Reform Act of 1995.
Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or

“will” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements.
Forward-looking statements might also include, but are not limited to, one or more of the following:

•	Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;

•	Descriptions of plans or objectives of management for future operations, insurance products or services;

•	Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and

•	Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business and its ability to integrate the operations to be acquired; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our compliance with minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends, including as a result of insureds’ assignment of benefits; court decisions and trends in litigation; our potential failure to pay claims accurately; the timing of and ability to obtain regulatory approval of applications for transactions and requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact that the results of our subsidiaries’ operations may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability and security of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.
In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: July 1, 2019	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)